UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-0679819
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

2000 W. Sam Houston Pkwy. S.,	77042
Suite 1700	(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement.  On January 28, 2009, Bristow Helicopter Group Limited, an affiliate of Bristow Group Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “ Amendment”) with Mr. Richard Burman, Senior Vice President, Eastern Hemisphere. The Amendment provides for payment of certain benefits upon a Change of Control as defined in the Amendment. If Mr. Burman’s employment is terminated within two years of a Change of Control, as defined in the agreement, he will receive a payment equal to three times the sum of his annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years. The amendment also provides for vesting of outstanding awards under the Company’s long term equity incentive plans upon a Change in Control. During the two years following a Change in Control, Mr. Burman’s base salary will not be reduced and his annual bonus target under the Company’s incentive bonus program will be at least equal to his highest annual bonus during the Company’s last three fiscal years.

The foregoing description is qualified in its entirety by the Amendment attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibit
10.1	2009 Amendment to Employment Agreement of Mr. Richard Burman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2009

BRISTOW GROUP INC.
(Registrant)

By:      /S/ Randall A. Stafford
Randall A. Stafford
Vice President and General
Counsel, Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	2009 Amendment to Employment Agreement of Mr. Richard Burman